Exhibit 4.3

AMENDMENT NO. 1 TO

THE FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT,

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT AND THE

FOURTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE

AGREEMENT

THIS AMENDMENT NO. 1 TO THE FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT, THE THIRD AMENDED AND RESTATED VOTING AGREEMENT AND THE FOURTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the “Amendment”) is made as of February 24, 2010, by and among Xoom Corporation, a California corporation (the “Company”) and the undersigned holders of the Company’s capital stock (the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Fourth Amended and Restated Investors’ Rights Agreement, that certain Third Amended and Restated Voting Agreement and that certain Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, each dated December 21, 2009 (the “Investors’ Rights Agreement,” “Voting Agreement” and “Co-Sale Agreement,” respectively, and together, the “Transaction Documents”);

WHEREAS, pursuant to Section 5.1 of the Investors’ Rights Agreement, the Investors’ Rights Agreement may be amended only with the written consent of (i) the Company and (ii) the holders of a majority of the Registrable Securities (as defined in the Investors’ Rights Agreement);

WHEREAS, pursuant to Section 3.6 of the Voting Agreement, the Voting Agreement may be amended only with the written consent of (i) the Company and (ii) the holders of a majority of the Voting Agreement Shares (as defined in the Voting Agreement);

WHEREAS, pursuant to Section 9.D of the Co-Sale Agreement, the Co-Sale Agreement may be amended only with the written consent of the Investors holding a majority of the Common Stock issuable or issued upon conversion of the Preferred Stock held by Eligible Investors (as defined in the Co-Sale Agreement);

WHEREAS, the Company and the Investors desire to amend the Transaction Documents as set forth herein; and

WHEREAS, the Investors represent the voting power required under each of the Transaction Documents to amend the Transaction Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the respective Transaction Documents, as applicable.

2. Amendments to the Investors’ Rights Agreement.

(a) Pursuant to Section 5.2 of the Investors’ Rights Agreement, Section 1.1(iii) of the Investors’ Rights Agreement is hereby amended and restated in its entirety as follows:

“(iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no registration statement or opinion of counsel shall be necessary for (A) a transfer by a Holder which is a partnership to its partners or retired partners (or to the estate of any such party) in accordance with partnership interests, (B) a transfer by a Holder which is a corporation to its shareholders (or to the estate of any such party) in accordance with their interest in the corporation or to a parent, subsidiary or other affiliate, (C) a transfer by a Holder which is a limited liability company to its members or former members (or to the estate of any such party) in accordance with their interest in the limited liability company, (D) a transfer by a Holder which is a venture capital fund to its affiliated venture capital funds (including without limitation any transfer from on Fidelity Entity to any other Fidelity Entity), (E) a transfer by a Holder to the Holder’s family member or trust for the benefit of an individual Holder (or to the estate of any such party), (F) a transfer by a mutual fund or other account for which Morgan Stanley Investment Management Inc. (“Morgan Stanley”) exercises investment discretion (each, a “MSIM Account”) to another MSIM Account, (G) a transfer by a mutual fund or other account for which T. Rowe Price Associates, Inc. exercises investment discretion (each, a “TRP Account”) to another TRP Account or (H) a transfer by a Holder to a qualified institutional buyer (“QIB”) in a private transaction exempt from registration; provided the transferee in a such transfers will be subject to the terms of this Section 1.1 to the same extent as if the transferee were an original Holder hereunder.”

(b) Pursuant to Section 5.2 of the Investors’ Rights Agreement, the following shall be appended as Section 1.1(iv) to the Investors’ Rights Agreement:

“(iv) The transfer of Registrable Securities from a Holder that is a mutual fund to another mutual fund through a fund merger or reorganization shall not be considered a Transfer for purposes of this Agreement.”

(c) Pursuant to Section 5.2 of the Investors’ Rights Agreement, Section 1.12(c) of the Investors’ Rights Agreement is hereby amended and restated in its entirety as follows:

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“(c) With respect solely to entities advised, managed or similarly affiliated with T. Rowe Price Associates, Inc. and the MSIM Accounts, this Section 1.12 shall not prohibit any purchase of shares of Common Stock by such entities in the Company’s initial public offering or open market or the sale of Common Stock that was purchased in the open market following such initial public offering.”

(d) Pursuant to Section 5.2 of the Investors’ Rights Agreement, Section 2.2 of the Investors’ Rights Agreement is hereby amended and restated in its entirety as follows:

“2.2 Observer Rights.

(a) As long as T. Rowe Price and funds and accounts managed by T. Rowe Price Associates, Inc. collectively own not less than an aggregate of 25% of the Series F Preferred Stock outstanding (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of T. Rowe Price Associates, Inc. to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust with respect to all information so provided; except to the extent such information (x) may be made publicly available by the Company or otherwise becomes publicly available (other than through unauthorized disclosure by the Holder), (y) is shown by written record to have been in the possession of or known to the Holder prior to its receipt by the Holder hereunder, or (z) is made available without restriction to the Holder by any person other than the Company without breach of any obligation of confidentiality of such other person, and except if required in connection with a judicial, legislative or administrative investigation or proceeding or to a government or other regulatory agency. Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Company reasonably believes upon advice of counsel that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is or is affiliated with a direct competitor of the Company.

(b) As long as the MSIM Accounts collectively own not less than an aggregate of 25% of the Series F Preferred Stock outstanding (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Morgan Stanley to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes,

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consents and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust with respect to all information so provided; except to the extent such information (x) may be made publicly available by the Company or otherwise becomes publicly available (other than through unauthorized disclosure by the Holder), (y) is shown by written record to have been in the possession of or known to the Holder prior to its receipt by the Holder hereunder, or (z) is made available without restriction to the Holder by any person other than the Company without breach of any obligation of confidentiality of such other person, and except if required in connection with a judicial, legislative or administrative investigation or proceeding or to a government or other regulatory agency. Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Company reasonably believes upon advice of counsel that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is or is affiliated with a direct competitor of the Company.”

(e) Pursuant to Section 5.2 of the Investors’ Rights Agreement, Section 5.1(f) of the Investors’ Rights Agreement is hereby amended and restated in its entirety as follows:

“(f) “Fidelity” means each of Agilus Ventures IV Limited Partnership, Agilus Ventures Principals IV Limited Partnership, Fidelity Ventures IV-E Limited Partnership, Fidelity Ventures Principals IV-E Limited Partnership.”

(f) Pursuant to Section 5.2 of the Investors’ Rights Agreement, Section 5.1(g) of the Investors’ Rights Agreement is hereby amended and restated in its entirety as follows:

“(g) “Fidelity Entity” shall mean each of FMR Corp. and its subsidiaries and affiliates; Fidelity International Limited and its subsidiaries and affiliates; Fidelity International Ventures Limited; Fidelity Investors Limited Partnership; Fidelity Investors II Limited Partnership; Fidelity Investors III Limited Partnership; Fidelity Ventures III Limited Partnership; Fidelity Ventures Principals III Limited Partnership; Fidelity Investors IV Limited Partnership; Fidelity Ventures IV-E Limited Partnership; Fidelity Investors V Limited Partnership; Fidelity Investors VI Limited Partnership; Fidelity Ventures IV Limited Partnership; Fidelity Ventures Principals IV Limited Partnership; Fidelity Ventures Principals IV-E Limited Partnership; FILP Capital Reserves Limited Partnership; Fidelity Capital Operating Limited Partnership; Fidelity Greater China Ventures Fund Limited Partnership; Fidelity Ventures II, Limited

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Partnership; Fidelity Seaport Limited Partnership; Fidelity Investors Real Estate Limited Partnership; Agilus Ventures IV Limited Partnership; Agilus Ventures Principals IV Limited Partnership; and any other limited partnership owned or controlled by shareholders of FMR Corp.; and shall also include Fidelity Foundation; Fidelity Non-Profit Management Foundation; the Edward C. Johnson Fund.”

3. Amendments to the Voting Agreement.

(a) Pursuant to Section 3.6 of the Voting Agreement, the definition of “Fidelity Entities” in Section 3.7 is hereby amended and restated in its entirety as follows:

““Fidelity Entities” shall mean each of FMR Corp. and its subsidiaries and affiliates; Fidelity International Limited and its subsidiaries and affiliates; Fidelity International Ventures Limited; Fidelity Investors Limited Partnership; Fidelity Investors II Limited Partnership; Fidelity Investors III Limited Partnership; Fidelity Ventures III Limited Partnership; Fidelity Ventures Principals III Limited Partnership; Fidelity Investors IV Limited Partnership; Fidelity Ventures IV-E Limited Partnership; Fidelity Investors V Limited Partnership; Fidelity Investors VI Limited Partnership; Fidelity Ventures IV Limited Partnership; Fidelity Ventures Principals IV Limited Partnership; Fidelity Ventures Principals IV-E Limited Partnership; FILP Capital Reserves Limited Partnership; Fidelity Capital Operating Limited Partnership; Fidelity Greater China Ventures Fund Limited Partnership; Fidelity Ventures II, Limited Partnership; Fidelity Seaport Limited Partnership; Fidelity Investors Real Estate Limited Partnership; Agilus Ventures IV Limited Partnership, Agilus Ventures Principals IV Limited Partnership; and any other limited partnership owned or controlled by shareholders of FMR Corp.; and shall also include Fidelity Foundation; Fidelity Non-Profit Management Foundation; the Edward C. Johnson Fund.”

4. Amendments to the Co-Sale Agreement.

(a) Pursuant to Section 9.D of the Co-Sale Agreement, Section 9.S of the Co-Sale Agreement is hereby amended and restated in its entirety as follows:

“S. Aggregation of Stock. For the purposes of determining the availability of any rights under this Agreement, the holdings of any partner or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire capital stock of the Company by gift, will or intestate succession) or affiliates of such partnership (including affiliated venture funds) shall be aggregated together with the partnership for the purpose of exercising any rights or taking any action under this Agreement. Without limiting the foregoing, any shares held or acquired by any Fidelity Entity shall be aggregated with all other shares held by other Fidelity Entity. The term “Fidelity Entity” shall mean each of FMR Corp. and its subsidiaries and affiliates; Fidelity International Limited and its subsidiaries and affiliates; Fidelity International Ventures Limited; Fidelity Investors Limited Partnership; Fidelity Investors II Limited Partnership; Fidelity Investors III Limited Partnership; Fidelity Ventures III Limited Partnership; Fidelity Ventures Principals III Limited Partnership; Fidelity Investors IV Limited Partnership; Fidelity Ventures IV-E Limited

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Partnership; Fidelity Investors V Limited Partnership; Fidelity Investors VI Limited Partnership; Fidelity Ventures IV Limited Partnership; Fidelity Ventures Principals IV Limited Partnership; Fidelity Ventures Principals IV-E Limited Partnership; FILP Capital Reserves Limited Partnership; Fidelity Capital Operating Limited Partnership; Fidelity Greater China Ventures Fund Limited Partnership; Fidelity Ventures II, Limited Partnership; Fidelity Seaport Limited Partnership; Fidelity Investors Real Estate Limited Partnership; Agilus Ventures IV Limited Partnership, Agilus Ventures Principals IV Limited Partnership; and any other limited partnership owned or controlled by shareholders of FMR Corp.; and shall also include Fidelity Foundation; Fidelity Non-Profit Management Foundation; and the Edward C. Johnson Fund. Without limiting the foregoing, any shares held or acquired by any T. Rowe Price Entity shall be aggregated with all other shares held by any other T. Rowe Price Entity. The term “T. Rowe Price Entity” shall mean each of T. Rowe Price New Horizons Fund, Inc.; T. Rowe Price New Horizons Trust; T. Rowe Price U.S. Equities Trust; T. Rowe Price New America Growth Fund; and T. Rowe Price New America Growth Portfolio; and any other funds and accounts managed by T. Rowe Price Associates, Inc. All shares held or acquired by a MSIM Account shall be aggregated with all other shares held be an MSIM Account for purposes of exercising any rights or taking ay action under this Agreement.”

5. Effect of Amendment. Except as amended as set forth above, the Transaction Documents shall continue in full force and effect.

6. Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

7. Governing Law. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Fourth Amended and Restated Investors’ Rights Agreement, the Third Amended and Restated Voting Agreement and the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

COMPANY:		XOOM CORPORATION,
a California corporation

	By:	/s/ John Kunze
John Kunze, President

Address:
100 Bush Street, Suite 300
San Francisco, California 94104
(415) 777-8690 (facsimile)

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE INVESTORS’ RIGHTS AGREEMENT,

VOTING AGREEMENT AND THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

OF XOOM CORPORATION

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Fourth Amended and Restated Investors’ Rights Agreement, the Third Amended and Restated Voting Agreement and the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:	T. ROWE PRICE ASSOCIATES, INC. On Behalf of its advisory Funds and Accounts on Attachment A

T. ROWE PRICE ASSOCIATES, INC. On Behalf of: T. Rowe Price New Horizons Fund, Inc. T. Rowe Price New Horizons Trust T. Rowe Price U.S. Equities Trust

	By:	/s/ Henry M. Ellenbogen
	Name:	Henry M. Ellenbogen
	Title:	Vice President

T. ROWE PRICE ASSOCIATES, INC. On Behalf of: T. Rowe Price New America Growth Fund T. Rowe Price New America Growth Portfolio

	By:	/s/ Joseph Milano
	Name:	Joseph Milano
	Title:	Vice President

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202 Attention: Andrew Baek Vice President and Senior Legal Counsel Phone: 410-345-2090 Email: Andrew_baek@troweprice.com

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE INVESTORS’ RIGHTS AGREEMENT,

VOTING AGREEMENT AND THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

OF XOOM CORPORATION

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Fourth Amended and Restated Investors’ Rights Agreement, the Third Amended and Restated Voting Agreement and the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:	MORGAN STANLEY INVESTMENT
MANAGEMENT SMALL COMPANY
GROWTH TRUST
	By:	State Street Bank and Trust Company
Trustee
	By:	/s/ James E. Hackey
	Name:	James E. Hackey
	Title:	Vice President
	Date:	2/24/2010

MORGAN STANLEY INSTITUTIONAL FUND,
INC. – SMALL COMPANY GROWTH
PORTFOLIO
	By:	Morgan Stanley Investment Management Inc.
Investment Manager

	By:	/s/ Armistead Nash
	Name:	Armistead Nash
	Title:	Executive Director
	Date:	2/24/2010

TRANSAMERICA FUNDS – TRANSAMERICA
VAN KAMPEN SMALL COMPANY GROWTH
	By:	Morgan Stanley Investment Management Inc.
Sub-Adviser
	By:	/s/ Armistead Nash
	Name:	Armistead Nash
	Title:	Executive Director
	Date:	2/24/2010

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE INVESTORS’ RIGHTS AGREEMENT,

VOTING AGREEMENT AND THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

OF XOOM CORPORATION

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Fourth Amended and Restated Investors’ Rights Agreement, the Third Amended and Restated Voting Agreement and the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:	THE UNIVERSAL INSTITUTIONAL FUNDS, INC. – SMALL COMPANY GROWTH PORTFOLIO
	By:	Morgan Stanley Investment Management Inc.
Investment Manager
	By:	/s/ Armistead Nash
	Name:	Armistead Nash
	Title:	Executive Director
	Date:	2/24/2010

VERIZON INVESTMENT MANAGEMENT
CORP. – SMALL CAP GROWTH
	By:	Morgan Stanley Investment Management Inc.
Investment Manager
	By:	/s/ Armistead Nash
	Name:	Armistead Nash
	Title:	Executive Director
	Date:	2/24/2010

NATIONWIDE VARIABLE INSURANCE
TRUST – NATIONWIDE MULTI-MANAGER
NVIT SMALL COMPANY FUND
	By:	Morgan Stanley Investment Management Inc.
Sub-Adviser
	By:	/s/ Armistead Nash
	Name:	Armistead Nash
	Title:	Executive Director
	Date:	2/24/2010

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE INVESTORS’ RIGHTS AGREEMENT,

VOTING AGREEMENT AND THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

OF XOOM CORPORATION

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Fourth Amended and Restated Investors’ Rights Agreement, the Third Amended and Restated Voting Agreement and the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:	DAG VENTURES III-QP, L.P.

	By:	DAG Ventures Management III, LLC
Its General Partner

		By:	/s/ John Cadeddu
John Cadeddu, Managing Member

DAG VENTURES III, L.P.

	By:	DAG Ventures Management III, LLC
Its General Partner

		By:	/s/ John Cadeddu
John Cadeddu, Managing Member

DAG VENTURES GP FUND III, LLC

	By:	DAG Ventures Management III, LLC
Its General Partner

		By:	/s/ John Cadeddu
John Cadeddu, Managing Member

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE INVESTORS’ RIGHTS AGREEMENT,

VOTING AGREEMENT AND THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

OF XOOM CORPORATION

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Fourth Amended and Restated Investors’ Rights Agreement, the Third Amended and Restated Voting Agreement and the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:	DAG VENTURES III-A, LLC

	By:	DAG Ventures Management III, LLC
Its General Partner

		By:	/s/ John Cadeddu
John Cadeddu, Managing Member

DAG VENTURES III-O, LLC

	By:	DAG Ventures Management III, LLC
Its General Partner

		By:	/s/ John Cadeddu
John Cadeddu, Managing Member

DAG VENTURES III-Q, LLC

	By:	DAG Ventures Management III, LLC
Its General Partner

		By:	/s/ John Cadeddu
John Cadeddu, Managing Member

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE INVESTORS’ RIGHTS AGREEMENT,

VOTING AGREEMENT AND THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

OF XOOM CORPORATION

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Fourth Amended and Restated Investors’ Rights Agreement, the Third Amended and Restated Voting Agreement and the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:	AGILUS VENTURES IV LIMITED
PARTNERSHIP

	By:	Agilus Ventures Advisors IV Limited
Partnership, its General Partner
	By:	Northern Neck Investors LLC,
its General Partner
	By:	Volition Capital LLC, under power of attorney

	By:	/s/ Andrew Platte
	Name:	Andrew Platte
	Title:	Managing Partner & COO

AGILUS VENTURES PRINCIPALS IV
LIMITED PARTNERSHIP

	By:	Agilus Ventures Advisors IV Limited
Partnership, its General Partner
	By:	Northern Neck Investors LLC,
its General Partner
	By:	Volition Capital LLC, under power of attorney

	By:	/s/ Andrew Platte
	Name:	Andrew Platte
	Title:	Managing Partner & COO

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE INVESTORS’ RIGHTS AGREEMENT,

VOTING AGREEMENT AND THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

OF XOOM CORPORATION

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Fourth Amended and Restated Investors’ Rights Agreement, the Third Amended and Restated Voting Agreement and the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:	NEW ENTERPRISE ASSOCIATES 11, LIMITED PARTNERSHIP

By: NEA Partners 11, Limited Partnership, its general partner

By: NEA 11 GP, LLC, its general partner

	By:	/s/ Illegible
Manager

NEA VENTURES 2004, LIMITED PARTNERSHIP

	By:	/s/ Illegible

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE INVESTORS’ RIGHTS AGREEMENT,

VOTING AGREEMENT AND THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

OF XOOM CORPORATION

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Fourth Amended and Restated Investors’ Rights Agreement, the Third Amended and Restated Voting Agreement and the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:	SEQUOIA CAPITAL XI
SEQUOIA TECHNOLOGY PARTNERS XI
SEQUOIA CAPITAL XI PRINCIPALS FUND

	By:	SC XI Management, LLC
A Delaware Limited Liability Company
General Partner of Each

	By:	/s/ R.F. Botha
Managing Member

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE INVESTORS’ RIGHTS AGREEMENT,

VOTING AGREEMENT AND THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

OF XOOM CORPORATION